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Exhibit 10.5

VOTING, STANDSTILL, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

May 3, 2009

        This Voting, Standstill, Non-Competition and Non-Solicitation Agreement, dated as of May 3, 2009 (this "Agreement"), is by and among Liberty Media Corporation, a Delaware corporation ("Liberty"), DIRECTV, a Delaware corporation formed as a direct, wholly-owned Subsidiary of The DIRECTV Group, Inc. ("Holdings"), The DIRECTV Group, Inc., a Delaware corporation ("DIRECTV"), Liberty Entertainment, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Liberty ("Splitco"), Greenlady Corporation, a Delaware corporation ("Greenlady Corp."), and Greenlady II, LLC, a Delaware limited liability company ("Greenlady II", together with Greenlady Corp., the "Greenlady Entities" and each, a "Greenlady Entity").

        For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of May 3, 2009 (as amended from time to time, the "Merger Agreement"), by and among Liberty, Splitco, Holdings, DTVG ONE, INC., a Delaware corporation and a direct, wholly-owned Subsidiary of Holdings ("Merger Sub One"), DTVG TWO, INC., a Delaware corporation and a direct, wholly-owned Subsidiary of Holdings ("Merger Sub Two"), and DIRECTV.

        WHEREAS, subject to the receipt of the Liberty Stockholder Approval, prior to the Effective Time, Liberty will (i) pursuant to the Reorganization Agreement, complete the Restructuring (as defined in the Reorganization Agreement) and (ii) redeem, in accordance with the terms of the Reorganization Agreement and on a pro rata basis, ninety percent (90%) of the outstanding shares of Liberty Entertainment Common Stock in exchange for all of the outstanding Splitco Common Stock (the "Split-Off);

        WHEREAS, Liberty acknowledges the highly competitive nature of the businesses of DIRECTV and the Splitco Business and further acknowledges that it has been provided with access to sensitive, proprietary and confidential information of DIRECTV and the Splitco Business and has been provided with the opportunity to develop relationships with customers, vendors, prospective customers, prospective vendors, employees and other agents of DIRECTV and its Affiliates and the Splitco Business, which, in each case, Liberty and Splitco acknowledges and agrees constitute valuable assets thereof;

        WHEREAS, as further set forth in this Agreement, Liberty and Splitco desire to cause each of the Greenlady Entities to vote all of their Liberty DIRECTV Shares in favor of the DIRECTV Merger at the DIRECTV Stockholders Meeting;

        WHEREAS, in connection with the Transactions, each of Holdings and DIRECTV has provided or given Liberty and Splitco access to certain confidential information regarding their respective businesses; and

        WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Holdings and DIRECTV have required that Liberty and Splitco enter into this Agreement and, in order to induce Holdings and DIRECTV to enter into the Merger Agreement, Liberty and Splitco are willing to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, each of the parties hereby agree as follows:

1.    Certain Definitions.

        As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise and with respect to a natural Person, such Person's immediate family members and any trust, partnership, limited liability company or similar vehicle established and maintained for the benefit of such Person. For purposes of this Agreement, (i) none of Liberty, Splitco, DIRECTV or Holdings shall be considered an Affiliate of John C. Malone, Liberty Global, Inc., Ascent Media Corporation or Discovery Communication, Inc., (ii) DIRECTV and its Subsidiaries shall not be deemed to be an Affiliate of Liberty or any of its Subsidiaries or (after giving effect to the Restructuring and Split-Off but prior to the Merger Effective Time) Splitco or any of its Subsidiaries and (iii) neither IAC/InteractiveCorp nor Expedia, Inc., nor any of their respective Affiliates, will be treated as Affiliates of Liberty or Splitco for any purpose.

  "Beneficial Owner" and "Beneficial Ownership" and words of similar import have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act and a Person's Beneficial Ownership of securities shall be calculated in accordance with the provisions of such rules; provided that a Person shall be deemed to have Beneficial Ownership of all securities that such Person has a right to acquire without regard to the 60 day limitation in such rule.

  "Covered Areas" means (i) the Rocky Mountain area consisting of Colorado, Utah, Wyoming, Montana, southern Idaho, western Nebraska, western Kansas and northeastern Nevada, (ii) the Northwest area consisting of Washington, Oregon, Idaho, Montana, Alaska, Wyoming and northern Nevada and (iii) the Pittsburgh area consisting of Pennsylvania, West Virginia, Ohio and western Maryland.

  "Current Market Price" of any security on any day means (i) the last reported sale price (or, if no sale is reported, the average of the high and low bid prices) on The Nasdaq Stock Market on such day, or (ii) if the primary trading market for such security is not The Nasdaq Stock Market, then the closing sale price regular way on such day (or, in case no such sale takes place on such day, the reported closing bid price regular way on such day) in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, then on the principal exchange on which such security is traded, or (iii) if the Current Market Price of such security on such day is not available pursuant to one of the methods specified above, then the average of the bid and asked prices for such security on such day as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

  "EchoStar" means EchoStar Corp.

  "Equity Security" means (i) any common stock, preferred stock or other capital stock, (ii) any securities convertible into or exchangeable for common stock, preferred stock or other capital stock or (iii) any subscriptions, options, rights, warrants, calls, convertible or exchangeable securities (or any similar securities) or agreement of any character to acquire common stock, preferred stock or other capital stock.

  "Liberty Standstill and Voting Agreement" means that certain standstill and voting agreement dated, May 6, 2008, by and among Liberty, the Greenlady Entities and DIRECTV (as the same may be assumed by Splitco pursuant to the Merger Agreement).

  "Per Share Value", as to (i) Holdings Class B Common Stock on any relevant day, means the average of the Current Market Prices of Holdings Class A Common Stock into which the shares of Holdings Class B Common Stock are convertible under certain circumstances described in the Certificate of Incorporation of Holdings for the period of 30 consecutive trading days ending on the last trading day prior to the date the parties enter into a definitive agreement in respect of a transaction to acquire the Persons referred to in Section 5(A) of this Agreement and (ii) as to Holdings Class A Common Stock on any relevant day, means the average of the Current Market Prices of Holdings Class A Common Stock for the period of 30 consecutive trading days ending on the last trading day prior to the date the parties enter into a definitive agreement in respect of a transaction to acquire such Person, in the case of clauses (i) and (ii), appropriately adjusted to take into account any stock dividends on the Holdings Class A Common Stock, or any stock splits, reclassifications or combinations of Holdings Class A Common Stock during the period following the first of such 30 trading days and ending on the last full trading day immediately preceding the date the parties enter into a definitive agreement.

  "Primarily Engaged in a Restricted Business" means, with respect to any Person, that more than 10% of such Person's business, as measured by the average of such Person's consolidated revenues for the last one completed fiscal year, is comprised of a Restricted Business.

  "Proprietary Information" shall mean all non-public, proprietary or confidential information obtained by Liberty, Splitco (prior to the Merger Effective Time), their respective Affiliates or their respective Representatives (collectively, the "Liberty Group") in connection with the Transactions or as a result of being the owner of the businesses comprising the Splitco Business and a principal stockholder, director or officer of DIRECTV, including trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, joint venture partners, personnel, recruiting, advertising, sales, marketing, promotions, government and regulatory activities and approvals, concerning the past, current or future business, activities and operations of Holdings or any of its Affiliates, including Splitco and the Splitco Business (after the Merger Effective Time) and DIRECTV and all analyses, compilations, data, studies, translations, memoranda or other documents prepared by the Liberty Group containing or based in whole or in part on any such information. Proprietary Information does not include, however, information which (i) is or becomes generally available to the public, other than as a result of a disclosure by a member of the Liberty Group, (ii) was or becomes available to the Liberty Group from a Person other than Holdings, its Affiliates or its or their Representatives who is not known nor believed by Liberty, in good faith, to be bound by a confidentiality agreement with Holdings, its Affiliates or any of its or their Representatives, or is otherwise not known by Liberty nor believed, in good faith, to be under an obligation to Holdings, its Affiliates or any of its or their Representatives not to disclose the information, or (iii) Liberty can establish was or is independently developed by a member of the Liberty Group or its Representatives without reliance upon any Proprietary Information.

2.    Agreement to Vote Liberty DIRECTV Shares and Related Matters.

        (a)    Voting.    From the date hereof until any termination of this Agreement in accordance with its terms, at any meeting of the stockholders of DIRECTV however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, during the period from and after the date of this Agreement to the Split-Off Effective Time Liberty shall cause, and from and after the Split-Off Effective Time Splitco shall cause, each Greenlady Entity to, and each Greenlady Entity agrees that it shall, subject to the limitations set forth in the Liberty Standstill and Voting Agreement, appear at such meeting of stockholders or otherwise cause the Liberty DIRECTV Shares to be counted as present thereat for the purpose of establishing a quorum, and vote all of the Liberty DIRECTV

Shares (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, (i) in favor of the adoption of the Merger Agreement, (ii) against any action or agreement (including any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of Liberty or Splitco in the Merger Agreement, (iii) against any DIRECTV Takeover Proposal and (iv) against any agreement (including any amendment of any agreement), amendment of the Certificate of Incorporation or By Laws of DIRECTV or other action that would reasonably be expected to prevent, prohibit, or materially delay the consummation of the DIRECTV Merger. Any such vote shall be cast (or consent shall be given) by the Greenlady Entities in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).

        (b)    Proxy.

            (i)  In furtherance of the agreements in Section 2(a) above, but subject to the following sentence, each Greenlady Entity hereby irrevocably constitutes and appoints DIRECTV and any officer(s) or directors of DIRECTV designated as proxy or proxies by DIRECTV as its attorney-in-fact and proxy in accordance with the DGCL, (with full power of substitution and re-substitution), for and in the name, place and stead of such Greenlady Entity, to vote, subject to the limitations set forth in the Liberty Standstill and Voting Agreement, all its Liberty DIRECTV Shares (at any meeting of stockholders of DIRECTV however called or any adjournment or postponement thereof), or to execute one or more written consents in respect of such Liberty DIRECTV Shares, (A) in favor of the adoption of the Merger Agreement, (B) against any action or agreement (including any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of Liberty or Splitco in the Merger Agreement, (C) against any DIRECTV Takeover Proposal and (D) against any agreement (including any amendment of any agreement), amendment of the Certificate of Incorporation or By Laws of DIRECTV or other action that would reasonably be expected to prevent, prohibit or materially delay the consummation of the DIRECTV Merger.

           (ii)  Such proxy shall (A) be valid and irrevocable until the termination of this Agreement in accordance with Section 9 hereof and (B) automatically terminate upon the termination of this Agreement in accordance with Section 9 hereof. Liberty and Splitco represent that any and all other proxies heretofore given in respect of the Liberty DIRECTV Shares are revocable, that such other proxies either have been revoked or are hereby revoked. Liberty and Splitco affirm that the foregoing proxy is: (x) given (I) in connection with the execution and adoption of the Merger Agreement and (II) to secure the performance of the duties of Liberty, Splitco and the Greenlady Entities under this Agreement, (y) coupled with an interest and may not be revoked except as otherwise provided in this Agreement and (z) intended to be irrevocable prior to termination of this Agreement in accordance with the provisions of Section 212(e) of the DGCL. If for any reason the proxy granted herein is not irrevocable or is for any reason unenforceable, then Liberty, Splitco and the Greenlady Entities irrevocably agree to vote or to direct the voting or the execution of written consents in respect of their Liberty DIRECTV Shares in accordance with Section 2(a).

        (c)    Proxies; Non-Interference; etc.    From the date hereof until any termination of this Agreement in accordance with its terms or except as expressly provided by this Agreement (including Section 2(b)(ii)), none of Liberty, Splitco or any Greenlady Entity shall directly or indirectly (i) deposit any Liberty DIRECTV Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Liberty DIRECTV Shares, (ii) take any action that would make any representation or warranty of Liberty, Splitco or the Greenlady Entities set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or materially delaying Liberty, Splitco and the Greenlady Entities from performing any of their respective obligations under this Agreement or (iii) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii) of this Section 2(c). DIRECTV shall cause all certificates representing Liberty DIRECTV Shares to bear a prominent legend stating that such shares are subject to the voting and other restrictions described in this Agreement, and Liberty and the Greenlady Entities hereby consent thereto; provided, however, that such legend shall be removed immediately in the event of the termination of this Agreement or the Merger Agreement.

        (d)    Additional Shares.    Until any termination of this Agreement in accordance with its terms, Liberty, Splitco and the Greenlady Entities shall promptly notify Holdings and DIRECTV of the number of shares of DIRECTV Common Stock, if any, as to which Liberty, Splitco or any Greenlady Entity acquires record or Beneficial Ownership after the date hereof (including pursuant to the exercise of any stock option or stock appreciation right and excluding any such shares received as a result of any dividend or other distribution made or similar action taken by DIRECTV or any of its Affiliates), provided, however, that Liberty and Splitco have covenanted under the Merger Agreement to not acquire Beneficial Ownership of DIRECTV Common Stock. Any shares of DIRECTV Common Stock as to which Liberty, Splitco or the Greenlady Entities acquire record or Beneficial Ownership after the date hereof and prior to termination of this Agreement shall be Liberty DIRECTV Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of DIRECTV affecting DIRECTV Common Stock, the number of shares of DIRECTV Common Stock constituting Liberty DIRECTV Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of DIRECTV Common Stock or other voting securities of DIRECTV issued to Liberty, Splitco or the Greenlady Entities in connection therewith. For the avoidance of doubt, nothing herein shall void, modify, limit, qualify or amend Liberty's obligations pursuant to Sections 6.26 and 6.27 of the Merger Agreement.

3.    Non-Solicitation.    Liberty acknowledges that Holdings' and its Subsidiaries' employees from and after the Closing Date will be key components to the success of Holdings and its Subsidiaries, including Splitco, the Splitco Business and DIRECTV, and that the preservation of Holdings' and its Subsidiaries' respective employee bases from and after the Closing Date is critical to, among other things, Holdings' and its Subsidiaries' prospects. Consequently, Liberty agrees that, for a period of two years from and after the Closing Date, without the prior written consent of Holdings, Liberty will not, and will cause its Affiliates not to, directly or indirectly, (a) solicit any individual who is an executive officer or other member of senior management of Holdings or its Subsidiaries from and after the Closing Date to leave his or her employment with Holdings or its Subsidiaries or interfere with the employment relationship between Holdings or its Subsidiaries, on the one hand, and any individual who is an executive officer or other member of senior management of Holdings or its Subsidiaries, on the other hand, from and after the Closing Date, or (b) hire any individual who is an executive officer or other member of senior management of DIRECTV, the Splitco Business or any of their Subsidiaries during the twelve month period preceding the Closing Date; provided that the foregoing restrictions shall not prohibit Liberty or its Affiliates from (A) soliciting or hiring any individuals through the placement of general advertisements of employment opportunities which are not specifically directed at employees of Holdings or its Subsidiaries or (B) hiring any such individuals who become aware of employment opportunities other than by a solicitation prohibited by this Section 3 and approach Liberty or its Affiliates with respect thereto.

4.    Non-Competition.

        (a)   For a period of three (3) years from and after the Closing Date (the "Restricted Period"), Liberty shall not, and shall cause its Affiliates not to, directly or indirectly, as a stockholder, owner, equityholder, manager, operator, lender, investor, consultant, member, partner, licensor, contractor, agent or in any other capacity, engage or participate in a Restricted Business (as defined below) anywhere in North America or South America where the Restricted Business was operated, directly or indirectly, by Liberty or DIRECTV prior to the Closing Date. The term "Restricted Business" means (i) the provision of direct-to-home delivery of video services by satellite ("DTH Service"); (ii) the provision of programming consisting of live coverage of regional and local sports in the Covered Areas; or (iii) the provision of programming or on-line skill-based games of the nature produced, carried, offered or hosted by Game Show Network, LLC or its Subsidiary, FUN Technologies ULC (formerly known as FUN Technologies Inc.), on the Closing Date.

        (b)   Notwithstanding the foregoing, the restrictions of this Section 4 shall not apply to any business (other than the DTH Service and the Splitco Business) in which (x) Liberty, (y) any of its Subsidiaries or (z) any Person in which Liberty, as of the date hereof, owns directly or indirectly 5% or more of the outstanding voting stock or is engaged (including any services offered by Sirius XM Radio Inc. or any of its Subsidiaries or successors). In addition, the restrictions set forth herein shall not be applicable to any acquisition, directly or indirectly, after the date of this Agreement by Liberty or any of its Affiliates (whether by merger, share exchange, purchase or otherwise) of:

            (i)  any Person (or any interest therein) which is not Primarily Engaged in a Restricted Business;

           (ii)  securities listed on any securities exchange of any Person (a "Public Company") that is Primarily Engaged in a Restricted Business, provided that Liberty and its Affiliates would not, in the aggregate, own, directly or indirectly, 5% or more of the outstanding voting power or capital stock of such Person (after giving effect to such acquisition, the "Public Company Threshold"); and

          (iii)  securities not listed on any securities exchange of any Person (a "Private Company") that is Primarily Engaged in a Restricted Business, provided that (A) Liberty and its Affiliates would not, in the aggregate, own, directly or indirectly, more than 10% of the outstanding voting power or capital stock of such Person (after giving effect to such acquisition, the "Private Company Threshold"), and (B) neither Liberty nor any of its Affiliates would possess any management or other rights to direct the operations of such Person (after giving effect to such acquisition).

        (c)   Liberty agrees, that during the Restricted Period, it shall not and shall cause its Affiliates not to, in the aggregate, own, directly or indirectly, 5% or more of the outstanding voting power or capital stock of EchoStar or any of its Subsidiaries primarily engaged in the business of providing goods or services to Dish Network Corporation.

5.    Standstill.

        For a period of three years from and after the Closing Date, Liberty shall not, and shall not authorize or permit any of its Affiliates or their respective Representatives to do or agree to do any of the following, without the prior written consent of Holdings:

            (i)  effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any Equity Securities (or Beneficial Ownership thereof), or any indebtedness or businesses of Holdings or any of its Subsidiaries, (B) any tender or exchange offer, consolidation, business combination, acquisition, merger, joint venture or other business combination involving Holdings or any of its Subsidiaries or any material assets of Holdings or any of its Subsidiaries, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Holdings or any of its Subsidiaries, or (D) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote any voting securities of Holdings or consents to any action from any holder of any voting securities of Holdings or seek to advise or influence any Person with respect to the voting of or the granting of any consent with respect to any voting securities of Holdings;

           (ii)  form, join or in any way participate in a "group" (as defined under the Exchange Act) in connection with the voting securities of Holdings or otherwise act in concert with any Person in respect of any such securities;

          (iii)  otherwise act, alone or in concert with others, to seek representation on, or to control or influence the management of, the Board of Directors or policies of Holdings;

          (iv)  enter into any discussions or arrangements with any third party with respect to any of the foregoing;

           (v)  request that Holdings or any of its Representatives amend or waive any provision of this paragraph, or make any public announcement with respect to the restrictions of this paragraph, or take any action which would reasonably be expected to require Holdings to make a public announcement regarding the possibility of a business combination or merger; or

          (vi)  advise, assist or encourage any other Persons, in connection with any of the foregoing;

provided, however, that notwithstanding anything contained herein,

            (A)  any acquisition (or proposed acquisition) of an indirect interest in Equity Securities of Holdings or any of its Subsidiaries arising out of an acquisition by Liberty or any of its Affiliates of an interest in another Person (which Person, immediately following such acquisition, would be an Affiliate of Liberty) (an "Acquired Person") that Beneficially Owns Equity Securities of Holdings or any of its Subsidiaries will not constitute a breach or violation of Liberty's obligations under this Section 5, so long as

              (X)  such Equity Securities of Holdings or any of its Subsidiaries Beneficially Owned by such Acquired Person (together with such Equity Securities of Holdings or its Subsidiaries Beneficially Owned by Liberty, its Affiliates and other Acquired Persons at such time) do not constitute, in the aggregate, on an as-converted basis, two percent or more of any class of Holdings' or any of its Subsidiaries' Equity Securities immediately prior to the execution in full of a binding purchase or similar agreement relating to such acquisition (but after giving effect to any sale or other disposition of Equity Securities of Holdings or any of its Subsidiaries by such Acquired Person (or by Liberty, its Affiliates or other Acquired Person) to occur on a reasonably prompt basis after the closing of such acquisition pursuant to a binding agreement entered into by such Acquired Person (or Liberty, its Affiliates or other Acquired Persons) prior to or in connection with the closing of such acquisition to sell or dispose of a sufficient number of such Acquired Person's (or of Liberty's, its Affiliates' or other Acquired Person's) Equity Securities of Holdings or any of its Subsidiaries so as to cause such Person (together with such Equity Securities of Holdings or its Subsidiaries Beneficially Owned by Liberty, its Affiliates and the other Acquired Persons at such time) to Beneficially Own Equity Securities of Holdings or any of its Subsidiaries constituting, in the aggregate, on an as-converted basis, less than two percent of any class of Holdings' or any of its Subsidiaries' Equity Securities, subject to such disposition closing; provided, that prior to such disposition, Liberty shall vote, and shall cause its Affiliates to vote, the excess of any Equity Securities of Holdings or any of its Subsidiaries constituting, in the aggregate, on an as converted basis, two percent or more of any class of Holdings' or any of its Subsidiaries' Equity Securities at any special or annual meeting of stockholders of Holdings or any of its Subsidiaries, as applicable, in proportion to the votes cast by stockholders of Holdings or its Subsidiaries, as applicable, other than Liberty and its Affiliates, at such meeting); and

              (Y)  the aggregate value of such Equity Securities of Holdings (calculated based on the applicable Per Share Value) or any of its Subsidiaries Beneficially Owned by such Acquired Person do not constitute, in the aggregate, on an as-converted basis, five percent or more of the fair value of the consolidated net assets of such Acquired Person immediately prior to the execution in full of a binding purchase or similar agreement relating to such acquisition but after giving effect to any sale or other disposition of Equity Securities of Holdings or any of its Subsidiaries by such Acquired Person to occur on a reasonably prompt basis after the closing of such acquisition pursuant to a binding agreement entered into by such Acquired Person prior to or in connection with the closing of such acquisition to sell or dispose of a sufficient number of such Acquired Person's Equity Securities of Holdings or any of its Subsidiaries so as to cause such Acquired Person to Beneficially Own Equity Securities of Holdings or any of its Subsidiaries constituting, in the aggregate, on an as-converted basis, less than five percent or more of the fair value of the consolidated net assets of such Acquired Person, subject to such disposition closing; provided, that prior to such disposition, Liberty shall vote, and shall cause its Affiliates to vote, the excess of any Equity Securities of Holdings or any of its Subsidiaries constituting, in the aggregate, on an as converted basis, five percent or more of the fair value of the consolidated net assets of the Acquired Person, as applicable, in proportion to the votes cast by stockholders of Holdings or its Subsidiaries, as applicable, other than Liberty and its Affiliates, at such meeting); and

            (B)  for all purposes of this Section 5, Liberty, its Affiliates and any Acquired Person will not be deemed to have acquired Beneficial Ownership of, and following such acquisition will not be deemed to have Beneficial Ownership of, any Equity Securities of Holdings or any of its Subsidiaries to the extent that such Equity Securities are (i) received by Liberty or its Affiliates as a result of any dividend or other distribution made, or similar action taken (including receipt by Liberty or any of its Affiliates of any rights, warrants or other securities granting to the holder the right to acquire Equity Securities of Holdings or its Affiliates, and any acquisition of Equity Securities of Holdings or its Affiliates upon the exercise thereof), by Holdings, any of its Affiliates or any other Person which is not Liberty or an Affiliate of Liberty or (ii) acquired from Holdings or any of its Subsidiaries.

6.    Confidentiality.    Liberty agrees that it will, and that it will cause the Liberty Group to, keep all Proprietary Information in its possession as of the Closing Date confidential and refrain from using such Proprietary Information; provided that, notwithstanding anything to the contrary herein, Liberty may use such Proprietary Information to the extent reasonably necessary for purposes of preparing and filing tax returns, corresponding with tax authorities, preparing accounting records and in connection with any litigation, including litigation arising out of, relating to, or resulting from the Transactions or the subject matter of such Proprietary Information. Liberty agrees to be responsible for any breach of this Agreement by any of its Representatives.

7.    Representations and Warranties of Liberty and Splitco.

        (a)    Liberty Organization, Standing, Power and Authority for this Agreement.    Subject to Section 9(a) hereof, Liberty represents and warrants that, as of the date hereof and as of the Closing Date, each of Liberty and each Greenlady Entity (collectively, the "Liberty/Greenlady Group" and each a "Liberty/Greenlady Group Member") is a corporation or legal entity duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction in which it is organized or formed and has all necessary corporate or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Liberty/Greenlady Group Member and the consummation by it of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or Law applicable to it or by which any of the Liberty DIRECTV Shares are bound, (ii) will not violate or constitute a breach or default under any agreement by which it or the Liberty DIRECTV Shares may be bound (other than in connection with the Greenlady Debt), (iii) will not require the consent of or any notice or other filing with any third party (other than in connection with the Greenlady Debt), including any governmental authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of Liberty/Greenlady Group are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Liberty/Greenlady Group Member and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding agreement of each Liberty/Greenlady Group Member, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors' rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). Except as provided herein, there is no party to any other agreement or arrangement (other than in connection with the Greenlady Debt), whose consent is required for the execution and delivery of this Agreement or the consummation by each Liberty/Greenlady Group Member of the transactions contemplated hereby.

        (b)    Ownership of Liberty DIRECTV Shares.    Subject to Section 9(a) hereof, Liberty represents and warrants that, as of the date hereof all of the shares of DIRECTV capital stock Beneficially

Owned by Liberty are owned as follows: (i) 170,000,000 shares of DIRECTV Common Stock are owned directly by Greenlady II, LLC and (ii) 378,720,752 DIRECTV Common Stock are owned directly by Greenlady Corp. (collectively, the "Liberty DIRECTV Shares"). All of the Liberty DIRECTV Shares are owned free and clear of all Liens, other than those Liens incurred in connection with the Greenlady Debt, the Liberty Standstill and Voting Agreement, encumbrances created by this Agreement, the Merger Agreement, the Liberty Revolving Credit Facility, the DIRECTV Credit Facility (including the pledge agreement and any other related agreements entered into in connection therewith) and any restrictions on transfer under applicable federal and state securities laws. Except for the Liberty DIRECTV Shares, as of the date hereof, the Liberty/Greenlady Group does not Beneficially Own any Equity Securities of DIRECTV or any of its Subsidiaries.

        (c)    Splitco Organization, Standing, Power and Authority for this Agreement.    Splitco represents and warrants that, as of the date hereof and as of the Closing Date, Splitco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Splitco and the consummation by it of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or Law applicable to it or by which any of the Liberty DIRECTV Shares are bound, (ii) will not violate or constitute a breach or default under any agreement by which it or the Liberty DIRECTV Shares may be bound (other than in connection with the Greenlady Debt), (iii) will not require the consent of or any notice or other filing with any third party (other than in connection with the Greenlady Debt), including any governmental authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of Splitco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Splitco and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding agreement of Splitco, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors' rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). Except as provided herein, there is no party to any other agreement or arrangement (other than in connection with the Greenlady Debt), whose consent is required for the execution and delivery of this Agreement or the consummation by Splitco of the transactions contemplated hereby.

8.    Representations and Warranties of DIRECTV.    DIRECTV represents and warrants that, as of the date hereof and as of the Closing Date, DIRECTV is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DIRECTV and the consummation by DIRECTV of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or Law applicable to DIRECTV, (ii) will not violate or constitute a breach or default under any agreement by which DIRECTV may be bound, (iii) except as set forth on Schedule 8, will not require the consent of or any notice or other filing with any third party, including any Governmental Authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of DIRECTV are necessary to authorize this Agreement or, subject to receipt of the DIRECTV Stockholder Approval, to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by DIRECTV and, assuming it has been duly and validly authorized, executed and delivered by Liberty, constitutes a legal, valid and binding obligation of DIRECTV enforceable against DIRECTV in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors' rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

9.    Effects of Split-Off; Termination.

        (a)   Effective as of the Split-Off Effective Time, DIRECTV hereby releases Liberty from any and all obligations and liabilities relating to any breach by of any representation or warranty set forth in Section 7 or the failure of Liberty or Splitco to perform any covenant, agreement or obligation to be performed by Liberty or Splitco pursuant to Section 2 hereof. In furtherance of and not in limitation of the foregoing, the parties agree that from and after the Split-Off Effective Time, DIRECTV will look solely to Splitco with respect to the performance of Splitco's and Liberty's covenants, agreements or obligations under Section 2 hereof and with respect to any liability of Splitco or Liberty under Section 2 hereof, whether such obligation or liability arises before or after the Split-Off Effective Time.

        (b)   This Agreement shall terminate automatically, without further action of the parties hereto, upon the first to occur of (i) the consummation of the Mergers and (ii) the termination of the Merger Agreement in accordance with its terms, provided, that (A) subject to Section 9(a), nothing herein shall relieve any party from liability for any breach of this Agreement and (B) the rights and obligations of the parties hereto under Sections 3, 4, 5, 6 and 10 of this Agreement shall survive consummation of the Mergers.

10.    Miscellaneous.

        (a)    Remedies.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts specified in Section 10(d), without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

        (b)    Expenses.    Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        (c)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

        (d)    Jurisdiction.    Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will be brought exclusively in the Court of Chancery of the State of Delaware (the "Delaware Chancery Court"), or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware. Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(j) shall be deemed effective service of process on such party.

        (e)    Waiver of Jury Trial.    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT

OF SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(e).

        (f)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors (whether as a result of merger, reorganization, restructuring, consolidation or any other transaction) and permitted assigns. Any purported assignment not permitted under this Section 10(f) shall be null and void.

        (g)    Counterparts.    This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

        (h)    Descriptive Headings.    Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        (i)    Entire Agreement; No Third-Party Beneficiaries.    This Agreement, the Merger Agreement and the Liberty Standstill and Voting Agreement constitute the entire agreements, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

        (j)    Notices.    All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to DIRECTV or Holdings, to:
The DIRECTV Group, Inc. 2230 East Imperial Highway El Segundo, CA 90245
Attention:	Larry D. Hunter, General Counsel
Facsimile:	(310) 964-0838
with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153
Attention:	Frederick S. Green Michael E. Lubowitz
Facsimile:	(212) 310-8007
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
Attention:	Richard I. Beattie Marni J. Lerner Kathryn King Sudol
Facsimile:	(212) 455-2502

If to Liberty or Splitco, to:
Liberty Media Corporation 12300 Liberty Boulevard Engelwood, CO 80112
Attention:	Charles Y. Tanabe, General Counsel
Facsimile:	(720) 875-5382
with a copy (which shall not constitute notice) to:
Baker Botts L.L.P. 30 Rockefeller Plaza New York, NY 10112
Attention:	Frederick H. McGrath Jonathan Gordon Renee Wilm
Facsimile:	(212) 259-2530

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

        (k)    Severability.    If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (l)    Interpretation.    When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

[Signature Page Follows]

        IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of the date first above written.

LIBERTY MEDIA CORPORATION
By:	/s/ CHARLES Y. TANABE
Name:	Charles Y. Tanabe
Title:	Executive Vice President
DIRECTV
By:	/s/ LARRY D. HUNTER
Name:	Larry D. Hunter
Title:	Executive Vice President
LIBERTY ENTERTAINMENT, INC.
By:	/s/ CHARLES Y. TANABE
Name:	Charles Y. Tanabe
Title:	Executive Vice President
GREENLADY CORPORATION
By:	/s/ CHARLES Y. TANABE
Name:	Charles Y. Tanabe
Title:	Executive Vice President
GREENLADY II, LLC
By:	/s/ CHARLES Y. TANABE
Name:	Charles Y. Tanabe
Title:	Executive Vice President
THE DIRECTV GROUP, INC.
By:	/s/ LARRY D. HUNTER
Name:	Larry D. Hunter
Title:	Executive Vice President

Schedule 8
Authority for this Agreement

1.
Filings made pursuant to the HSR Act.

2.
Filings made with the FCC.

3.
The Liberty Stockholder Approval and the DIRECTV Stockholder Approval.

4.
Filings made pursuant to any applicable federal or state securities laws.

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  Exhibit 10.5
VOTING, STANDSTILL, NON-COMPETITION AND NON-SOLICITATION AGREEMENT May 3, 2009